UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

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AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2642 Michelle Drive, Suite 200, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	CDMOP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective December 3, 2020, on the recommendation of the Corporate Governance Committee of the Board of Directors (the “Board”) of Avid Bioservices, Inc., a Delaware corporation (the “Company”), the Board increased the size of the Board from seven to eight and appointed Jeanne Thoma to serve on the Board until the next annual meeting of stockholders in 2021 and until her successor is elected and qualified. Ms. Thoma will serve on the Board as a non-employee, independent director, and has been appointed to the Board’s compensation committee and corporate governance committee.

Ms. Thoma, 61, most recently served as the President and CEO of SPI Pharma Inc., a global pharmaceuticals ingredients company and an innovative solutions provider of ingredients and drug delivery systems, from January 2017 to October 2020. During her 30-year career, she has successfully built high-performing businesses that are agile, innovative and consistently deliver results. Prior to SPI, Ms. Thoma held positions of increasing responsibility at Lonza AG, a Switzerland-based biotech company, most recently as President and COO of the Microbial Control Business Sector. Prior to joining Lonza, Ms. Thoma spent 14 years at BASF Corp. in the Pharma Solutions business where she held various leadership positions in Sales, Marketing and Operations. Ms. Thoma is a member of the board of directors of ANI Pharmaceuticals, Inc., integrated specialty pharmaceutical company, and serves as a member of its audit and finance committee. Ms. Thoma is also member of the Board of Advisors for the Drug Chemical and Associated Technologies Association.

The Board has determined that Ms. Thoma is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Ms. Thoma and any other persons pursuant to which she was selected as a director. Ms. Thoma does not have any family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Ms. Thoma and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Thoma will enter into the Company’s standard form of indemnification agreement. In addition, Ms. Thoma will receive compensation for her service as a non-employee director and for committee service in accordance with the Company’s director compensation program, comprised of annual board and committee retainers of $55,000 and $15,000, respectively, and an initial equity under the Company’s 2018 Omnibus Incentive Plan (the “Plan”) comprised of (i) a restricted stock unit under the Plan and (ii) non-qualified option to purchase common stock of the Company under the Plan, having a total grant date fair value equal to $170,000 and each of which shall vest in three equal annual installments on the anniversary of Ms. Thoma’s appointment to the Board, subject to continued service as a director of the Company. The exercise price of the non-qualified stock option grant is $11.06, the closing price of the Company’s common stock on December 3, 2020.

On December 7, 2020, the Company issued a press release announcing the appointment of Ms. Thoma to the Board, a copy of which is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1        Press Release issued December 7, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: December 7, 2020	By:	/s/ Daniel R. Hart
Daniel R. Hart Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued December 7, 2020.

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